Exhibit 16

Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in Item 4 of the amended Form 8-K of Allin Corporation dated June 13, 2003.

/s/     HILL, BARTH & KING LLC

Wexford, Pennsylvania

June 13, 2003